EXHIBIT 23.4



Beckstead and Watts, LLP
Certified Public Accountants
                                            3340 Wynn Road, Suite B
                                                Las Vegas, NV 89102
                                                       702.257.1984
                                                 702.362.0540 (fax)


February 5, 2004

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which registers for issuance 1,750,000 shares of Common Stock of CareDecision Corporation and grants options to purchase an aggregate of 5,250,000 shares of Common Stock of CareDecision Corporation under the CareDecision Corporation "2003 Non-Qualified Stock Option Agreement" and to the incorporation by reference therein of our report dated April 4, 2003, with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2002 and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,

/s/ Beckstead and Watts, LLP
----------------------------
Beckstead and Watts, LLP


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